Exhibit 99.B(11)

July 26, 2007

Board of Trustees

ING Equity Trust

7337 East Doubletree Ranch Road

Scottsdale, Arizona 85258-2034

Re:                               ING Equity Trust, on behalf of ING Opportunistic LargeCap Fund

Ladies and Gentlemen:

We have acted as counsel to ING Equity Trust, a Massachusetts business trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by ING Opportunistic LargeCap Fund, a series of the Trust, of the assets of ING Growth Fund, a series of ING Series Fund, Inc., which are being registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission.  We note that as of the date of this opinion, the Board of Trustees of the Trust has authorized for the issuance of Class A, Class B, Class C and Class I shares of ING Opportunistic LargeCap Fund.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of ING Opportunistic LargeCap Fund being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust when issued in connection with the transfer of the assets of ING Growth Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP